UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Janus Investment Fund

(Name of Registrant as Specified in Its Charters)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Outbound Call Script – JHI Employee

Live Answer Script

Opening / Verification

Good day. May I please speak with Mr./Mrs. <Full Name as Registered>?

Introduction

Hello Mr./Mrs. <Last Name>, my name is <Agent Name>, calling from Janus Henderson Investors on a recorded line.

Purpose + Acknowledgment

As a customer service to you, we’re calling because we want to make sure your voice is heard and you have the chance to vote. I know you have received a few reminders recently about voting for the upcoming Joint Special Meeting on May [ ], 2026—thank you for your patience. I’m reaching out because we still haven’t received your vote, and we want to make this as quick and easy as possible, so your shares are represented.

Call to Action

If you have a moment now, I can connect you directly with our proxy partner, Alliance Advisors, who can securely help you complete your vote in just a few minutes. Once you’ve voted, you will be removed from our follow up list.

Would you like me to transfer you to vote now?

If YES (Agrees to Vote Now)

Great, thank you. Please hold briefly while I connect you to Alliance Advisors, who will assist you in securely recording your vote.

(Warm transfer to Alliance Advisors line)

If HESITANT / NEEDS CONTEXT

I’d be happy to provide a quick overview.

Shareholders are being asked to vote on proposals related to:

•	Approval of a new investment advisory agreement to allow Janus Henderson to continue managing your fund following the proposed acquisition

The Board of Trustees unanimously recommends a “FOR” vote on all proposals.

We’re simply looking to ensure your voice is heard before the meeting.

Would you like me to transfer you to vote now?

If DECLINES TO VOTE NOW

I understand. If you decide to vote before the meeting on May [ ], you can do so at your convenience by contacting Alliance Advisors directly using the information in your proxy materials.

We appreciate your time and your investment with Janus Henderson. Have a great day.

If REQUESTS CALLBACK / NOT AVAILABLE

No problem at all. We just want to make sure your voice is heard and you have the opportunity to vote before May [ ].

We appreciate your business with Janus Henderson and time today.

Voicemail Script (No Answer)

Hello, this message is for Mr./Mrs. <Last Name>.

My name is <Agent Name>, calling from Janus Henderson Investors regarding the upcoming shareholder meeting for your mutual fund on May [ ], 2026.

As a customer service to you, we’re calling because we want to make sure your voice is heard and you have the chance to vote

For assistance with voting, please refer to the information included in your proxy materials or contact our proxy partner, Alliance Advisors at 1-855-206-2338.

Thank you for your time and for being a valued Janus Henderson shareholder.

JIF - Adjourned Meeting Email:

Subject: Your vote for Janus Henderson Mutual Fund – Vote Before May [ ], 2026.

Dear Valued Shareholder,

The joint Special Meeting of Shareholders for your Janus Henderson mutual fund has been adjourned to afford shareholders of record additional time to vote on the proposals described in the Proxy Statement.

For more information, you may also want to view the following video featuring an important message from Ali Dibadj, CEO of Janus Henderson Investors: https://bcove.video/4n5BvAA

The Board of Trustees unanimously recommends that all Shareholders vote “FOR” the proposals.

Your participation in this process is important and appreciated, please vote your shares today!

Simply use one of the following methods to promptly provide your voting instructions:

1.

Vote with a live Proxy Specialist – You may cast your vote with a live proxy specialist by calling toll free at 1-855-206-2338 between the hours of 9:00am -10:00pm EST, Monday through Friday and 10:00am – 6:00pm EST Saturday and Sunday.

2.	Vote Online – Follow the instructions included in the email.

We urge you to vote before May [ ], 2026 - Please Vote Today!